As filed with the Securities and Exchange Commission on February 11, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONCUR TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	91-1608052
(State or other jurisdiction of incorporation or organization)	(IRS Employee Identification No.)

18400 NE Union Hill Road

Redmond, Washington 98052

(425) 702-8808

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

S. Steven Singh

Chief Executive Officer

Concur Technologies, Inc.

18400 NE Union Hill Road

Redmond, Washington 98052

(425) 702-8808

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Horace L. Nash, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Kyle Sugamele, Esq. Chief Legal Officer and Corporate Secretary Concur Technologies, Inc. 18400 NE Union Hill Road Redmond, Washington 98052 (425) 702-8808

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	813,628	$50.68	$41,234,667	$4,788

(1)	In accordance to Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933, solely for the purposes of calculating the registration fee, upon the basis of the average high and low prices of the Registrant’s common stock reported on The Nasdaq Global Select Market on February 8, 2011.

PROSPECTUS

Concur Technologies, Inc.

813,628 Shares of Common Stock

This prospectus relates to an aggregate of up to 813,628 shares of common stock of Concur Technologies, Inc. that may be resold from time to time by the selling stockholders named on pages 16 and 17 of this prospectus for their own account. We will not receive any proceeds from the sale of shares offered by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution.”

The selling stockholders acquired the shares in connection with the consummation of our acquisition of all of the outstanding capital stock, stock options and warrants of TripIt, Inc. The selling stockholders may sell the shares directly to purchasers or, through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders may sell the shares at any time at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at privately negotiated prices. This prospectus describes the general manner in which the shares may be offered and sold by the selling stockholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

Our common stock trades on The Nasdaq Global Select Market under the symbol “CNQR.” On February 10, 2011, the closing sale price of our common stock, as reported on The Nasdaq Select Global Market, was $50.85 per share.

Investing in our securities involves risks. See the “Risk Factors” section on page 4 of this prospectus to read about where you can find the risk factor information that you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 11, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, the selling stockholders may, from time to time, sell or otherwise dispose of up to 813,628 shares of our common stock.

You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where such offer or sale is not permitted.

This prospectus incorporates information by reference important business and financial information about us that is not included in or delivered with this document. You should read the additional information described under “Incorporation of Certain Information by Reference” on page 21 and “Where You Can Find More Information” on page 20.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our common stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Unless the context otherwise requires, the terms “we,” “our,” “us,” and “Concur” refer to Concur Technologies, Inc., a Delaware corporation.

PROSPECTUS SUMMARY

This section contains a general summary of information contained elsewhere in this prospectus. It may not include all of the information that is important to you. Our business is subject to a number of risks, which we describe in the “Risk Factors” section below on page 4 and in the “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, filed with the SEC on November 18, 2010, as updated by our Quarterly Report on Form 10-Q for the quarter ended December 31, 2010, filed with the SEC on February 8, 2011, which are incorporated by reference herein. See “Incorporation of Certain Information by Reference” on page 21. You should read the entire prospectus and the documents incorporated by reference before making an investment decision.

Concur Technologies, Inc.

Concur Technologies, Inc. is a leading global provider of on-demand Employee Spend Management solutions. Our software solutions enable organizations to control costs by automating the processes used to manage employee spending. Our solutions unite online travel procurement with automated expense reporting and optimize the process of collecting, submitting, tracking and paying supplier invoices and check requests. Our unified approach to managing these processes provides our customers with visibility into their employee spending, which helps to analyze trends, influence budget decisions, improve forecasting, and monitor and enforce compliance with corporate policies and external regulations, including the Sarbanes-Oxley Act. We believe the market for our solutions is still emerging and that the vast majority of businesses in the United States still employ manual processes for expense management.

Our core mission is to continuously innovate to reduce the costs of employee spend management for our customers. We work closely with our customers to identify opportunities to increase the value of our solutions by streamlining the travel procurement, expense reporting and vendor payment processes, reducing operating costs, improving internal controls, enhancing the overall user experience and user adoption rates, and enabling customers to gain greater insight into their spending patterns through comprehensive analytics.

We sell our solutions and services primarily on a subscription basis and deliver them on-demand. As of December 31, 2010, we had over 10,000 customers in over 100 countries.

We were incorporated in the state of Washington in 1993 and commenced operations during 1994. We reincorporated in the state of Delaware and completed our initial public offering of common stock in 1998. Our executive offices are located at 18400 NE Union Hill Road, Redmond, WA 98052 and our telephone number is (425) 702-8808. Our website address is www.concur.com. The information on, or that can be accessed through, our website is not part of this prospectus.

Concur, the Concur logo, Concur Expense, Concur Travel & Expense, Cliqbook, Concur Cliqbook Travel, Concur Breeze, Concur ExpenseLink, and TripIt are trademarks or registered trademarks of Concur or its affiliates. Other service marks, trademarks and tradenames referred to in this prospectus are the property of their respective owners.

Registration Rights

In connection with the acquisition of all of the outstanding capital stock, stock options and warrants of TripIt, Inc. (“TripIt”), we have agreed to file a registration statement, of which this prospectus forms a part, and to use our reasonable efforts to keep it effective until the earliest of:

•	the date which is six months after the closing date of the acquisition; or

•

the date when all of the shares of common stock eligible to be sold by the selling stockholders may be sold pursuant to Rule 144 under the Securities Act, or another similar exemption, during a three-month period without registration.

We are obligated to file this registration statement pursuant to the registration rights agreement by and between us and the individuals and entities listed on Exhibit A attached thereto, dated as of January 12, 2011.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risks, together with any other reports that we file pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”) that are incorporated by reference in this prospectus. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. See “Incorporation of Certain Information by Reference” on page 21. These risk factors should be read together with the financial and other information contained or incorporated by reference in this prospectus before making a decision to buy our common stock. If any of the risks actually occur, our business, financial condition and results of operations could suffer. In these circumstances, the market price of our common stock could decline and you may lose all or part of your investment in our common stock.

Risks Related to Our Business

We depend on sales of a relatively small number of our solutions for a substantial majority of our revenues, and decreased demand for any of those solutions could substantially harm our revenues.

We generated 94% of our total revenues for 2010 from four solutions—Concur Travel & Expense, Concur Expense, Concur ExpenseLink and Concur Cliqbook Travel. We expect these solutions to continue to constitute a large percentage of our total revenues as we continue to expand our service offerings. Our financial performance and business outlook depends on continued market acceptance of these solutions. If customers reduce or cancel their subscriptions for our solutions due to economic conditions or because our competitors (some of which have substantially greater resources than we do) develop new offerings, or if we do not keep up with technological advancements in services and software platforms, delivery models or product features, our revenues could decline. There can be no assurance that our solutions will continue to maintain current levels of market penetration or that we will maintain current levels of revenues from sales of these solutions in the future.

If the market for integrated travel and expense services develops more slowly than we expect it to, our future revenue and profitability will be harmed.

The market for integrated travel and expense services is developing, and it is not certain whether these services will continue to achieve market acceptance and sustain high demand. Our future revenue and profits depend on increasing customer subscriptions for integrated travel and expense services. The market for integrated travel and expense services may not grow, or may shrink. Our future financial performance and revenue growth depend on the willingness of enterprise customers to use integrated travel and expense services. Many enterprises have internal resources and processes to manage corporate travel and expenses, so they may not perceive the benefit of our external integrated travel and expense management services. Privacy concerns and transition costs are also factors that may affect an enterprise’s decision to subscribe to an external solution. If enterprises do not value the benefit of integrated travel and expense services, then the market for these services will not develop at the rate that we anticipate.

Unfavorable economic conditions may continue or worsen, affecting our business, financial condition and operating results.

Our financial performance depends, in part, on the state of the economy, which deteriorated in the recent broad recession, and which may deteriorate in the future. Declining levels of economic activity typically lead to declines in corporate spending on travel, fewer travel and expense transactions, lower information technology spending, and deceased revenue for us. The core factors that affect customer usage and therefore our subscription revenue are unemployment, recession-driven attrition through business failure or acquisition, and travel budget cutbacks. The contraction in the global economy appears to be lingering, and continuing weakness or worsening economic conditions, as well as increased volatility of foreign exchange rates, or impairment of our goodwill and other assets, may further adversely affect our business and operating results. If unfavorable economic conditions continue or worsen, our business, financial condition and operating results could be materially and adversely affected.

We face significant competition from companies with longer operating histories and greater resources than we have, and our business, financial condition and operating results will suffer if we fail to compete effectively.

Our principal direct competition comes from independent vendors of corporate travel and expense management software and services, as well as financial institutions and enterprise resource planning software vendors that sell products similar to ours along with their suites of other products and services. Some of our competitors may offer services similar to ours at a greatly reduced price to achieve greater sales of other services. Many of our competitors have longer operating histories; more financial, technical, marketing and other resources; greater name recognition; and more customers for their products and services than we do. Some of our competitors, particularly major financial institutions and enterprise resource planning software vendors, have well-established relationships with our current and potential customers, as well as with systems integrators and other vendors and service providers. Our competitors may also be able to respond more quickly to new or emerging technologies and changes in customer requirements, devote greater resources to the development, promotion and sale of their products, or better withstand economic downturns. We also compete with the internal development efforts of potential customers and, at times, have to overcome their reluctance to move away from existing paper-based systems. In addition, we anticipate the entrance of new competitors in the future. This competitive landscape may make it difficult for us to achieve our objective of increasing the number of our customers and expanding our role in the travel supply chain. Increased competition may also result in price reductions, reduced gross margins and change in market share and could have a material adverse effect on our business, financial condition and operating results.

We depend on strategic relationships with reseller and referral partners, so if we do not maintain our existing strategic relationships or enter into new strategic relationships, our revenues could decline.

We depend on strategic reseller and referral relationships to offer products and services to a larger customer base than we can reach through our current direct sales, telesales and internal marketing efforts. Some of our strategic reseller and referral partners are in early stages of operation and, accordingly, it is not certain whether our partners will be able or willing to expend the required effort and resources to market our products and services successfully or provide the volume and quality of orders and lead referrals that we expect. For example, to expand our market presence and broaden our distribution capacity, in 2008, we entered into a strategic referral relationship with American Express Travel Related Services Company, Inc., and we realized our first customer additions as a result of that relationship in 2009. In addition, we believe that application marketplaces will be an important channel for the small business market. For example, in 2010, we announced the participation of Concur Breeze, our expense management service for small and mid-sized businesses, in Google’s application marketplace. If we are unable to effectively utilize this channel, or competitors utilize this channel more effectively, our future growth prospects may be adversely affected.

Our success depends in part on the ultimate success of our strategic reseller and referral partners and their ability to market our products and services successfully. Some of our partners have entered, and may continue to enter, into strategic relationships with our competitors. Further, many of our partners have multiple strategic relationships and they may not regard us as significant for their businesses. Our partners may terminate their respective relationships with us, pursue other partnerships or relationships, or attempt to develop or acquire products or services that compete with our products or services. Our partners also may impair our ability to enter into other desirable strategic relationships. Further, unfavorable global economic conditions may hurt our partners, making them less effective or causing them to modify or cancel their relationships with us.

If we are unable to maintain our existing strategic relationships or enter into new ones, we would have to devote substantially more resources to the distribution, sales and marketing of our products and services, which would increase our costs and decrease our earnings.

Our operating results depend on our ability to grow our subscription services.

Our costs of providing subscription services are relatively fixed in the short term, so we may not be able to adjust expenses quickly enough to offset slowdowns in subscription sales. In addition, delays in deployment of our subscription services may prevent us from recognizing subscription revenue for indeterminate periods of time, even when we have already incurred costs relating to the deployment. Further, we may experience unanticipated increases in costs associated with providing our subscription services to customers over the term of our customer contracts as a result of inaccurate internal cost projections or other factors, which may harm our operating results. If our customers cannot make payments or gain access to credit to make payments, they may be forced to cancel existing subscriptions for our products and services. Some of our sales contracts contain cancellation provisions and, if cancelled, could result in us recognizing substantially less revenue than the aggregate value of those contracts over their terms. If customers terminate subscription agreements before the end of their respective terms, or if we are not able to renew such agreements, our operating results could be adversely affected.

We depend on our relationships with travel suppliers, so adverse changes in our existing relationships could adversely affect our business, financial condition and operating results.

An important component of our business success is our ability to maintain and develop relationships with travel suppliers. Adverse changes in existing relationships, including any impact of the economic recession on the businesses of those suppliers, could reduce the amount, quality and breadth of attractively priced travel products and services that we are able to offer, which could adversely affect our business, financial condition and operating results.

If our customers have concerns over the scalability or security of our products, they may not continue buying our products and our revenues will decline.

If customers believe that our subscription services offerings are not sufficiently scalable, do not provide adequate security for the dissemination of information over the Internet or corporate extranets, or are otherwise inadequate for Internet or extranet use or if, for any other reason, our customers decide not to accept our subscription services for use, our business will be harmed. As part of our subscription services, we receive credit card, travel booking, employee, purchasing, supplier and other financial and accounting data, through the Internet or extranets and there can be no assurance that this information will not be subject to computer break-ins, theft and other improper activity that could jeopardize the security of information handled by our products. Any such lapse in security could expose us to litigation, loss of customers, damage to our reputation, or otherwise harm our business.

In addition, any person who circumvents our security measures could steal proprietary or confidential customer information or cause interruptions in our operations. We incur significant costs to protect against security breaches, and may incur significant additional costs to alleviate problems caused by any breaches. Customers’ concerns about security could deter them from using the Internet to conduct transactions that involve confidential information, so our failure to prevent security breaches, or well-publicized security breaches affecting the Internet in general, could significantly harm our business and financial results.

Privacy concerns could result in regulatory changes that may impose additional costs and liabilities on us and limit our use of information.

Personal privacy has become a significant issue in the United States and many other countries where we operate. The United States and many other countries have imposed restrictions and requirements on the use of personal information by those collecting such information. Changes to laws or regulations affecting privacy, if applicable to our business, could impose additional costs and liability on us and could limit our use and disclosure of such information. If we were required to change our business activities or revise or eliminate services, our business could be harmed.

Interruption of our operations could prevent us from delivering our products and services to our customers, which could significantly harm our business.

Because our business is primarily conducted over the Internet, it depends on our ability to protect our computer equipment and the information stored in our computer equipment, offices and hosting facilities against damage from earthquake, floods, fires, power loss, telecommunications failures, unauthorized intrusion and other events. There can be no assurance that our disaster preparedness will prevent significant interruption of our operations.

In addition, we engage third party facility providers for our Web hosting facilities and related infrastructure that is essential for our subscription services. Our service to customers could be interrupted in the event of a natural disaster, by a hosting provider decision to close a facility or terminate operations or by other unanticipated problems. Similarly, we use third-party telecommunications providers for Internet and other telecommunication services. We also rely heavily on our own and third-party financial, accounting, and other data processing systems, as well as various financial institutions to perform financial services in connection with our operations and our services offerings, such as providing depository services and executing Automated Clearing House and wire transfers as part of our expense reimbursement services. Any of these third-party providers may fail to perform their obligations adequately, and any of these third-party systems may fail to operate properly or become disabled for varying periods of time, causing business interruption, system damage, or inability to process funds on behalf of our customers, which could reduce our revenue, cause us to issue credits or pay penalties, cause customers to terminate their subscriptions, cause other liability to customers, or cause regulatory intervention or damage to our reputation.

Our acquisitions of, and investments in, other companies, products, or technologies may not yield expected benefits.

We have acquired and invested in other companies from time to time, and we may acquire or invest in other companies, products or technologies in the future. Our most recent acquisition, for example, occurred in January 2011, when we acquired TripIt, Inc., a provider of travel itinerary management services. In August 2009 we acquired Etap-On-Line, a provider of business and travel expense management solutions based in Paris, France to expand our presence in the European market.

We may not realize the anticipated benefits of our acquisitions or investments to the extent that we anticipate, or at all. We may issue additional equity securities to pay for future acquisitions or investments, the issuance of which could be dilutive to our existing stockholders and affect the trading price of our securities. If any acquisition or investment is not perceived as ultimately improving our financial condition and operating results, our stock price may decline. In addition, we may have unanticipated costs, unanticipated litigation or liabilities from our acquisitions or investments, and may be unable to retain key employees at acquired businesses. The value of acquired businesses or investments may decline due to market conditions or adverse developments in the acquired business, as a result of factors such as the performance of the business relative to its business plan, revenue and cost trends, its liquidity and cash position, and market acceptance of its products.

Additional risks associated with our recent acquisition of TripIt, Inc. are described under “Risks Related to the Acquisition” below.

The growth of the international component of our business subjects us to additional management challenges and incremental costs associated with foreign operations.

Our international operations are an increasingly important part of our business. Customers located outside the United States represented 13% of our total revenues in 2010. In addition, a portion of our United States revenue reflects utilization of our services outside of the United States by customers located in the United States.

We expect international revenues as a percentage of our total revenues to increase. Our international operations are subject to many difficulties and incremental costs, including:

•	costs to customize our products for foreign markets;

•	foreign currency exchange rate risk;

•	compliance with multiple, conflicting and changing governmental laws and regulations;

•	different pricing environments;

•	longer sales cycles;

•	greater difficulty in collecting accounts receivable;

•	import and export restrictions and tariffs;

•	adverse tax consequences;

•	potentially weaker protection for our intellectual property than in the United States and practical difficulties in enforcing our rights abroad; and

•	difficulties staffing and managing foreign operations.

Our ability to sell our solutions into international markets will depend on our ability to develop and support solutions that incorporate the tax laws, accounting practices and currencies of applicable countries. Our international operations also involve foreign currency risks for us. Most of our revenues are denominated in United States dollars, but we believe that an increasing portion of our revenues will be denominated in foreign currencies. Unfavorable economic conditions have been accompanied by increased foreign currency exchange rate volatility. We currently do not engage in foreign exchange hedging activities and, therefore, our international revenues and expenses are currently subject to the risks of foreign currency fluctuations.

Our international operations also increase our exposure to international laws and regulations. If we are unable to comply with foreign laws and regulations, which are often complex and subject to variation and unexpected changes, we could incur unexpected costs and potential litigation. For example, the governments of foreign countries might attempt to regulate our services and products or levy sales or other taxes relating to our activities. In addition, foreign countries might impose tariffs, duties, price controls or other restrictions on foreign currencies or trade barriers, any of which could make it more difficult for us to conduct our business in international markets.

We intend to continue to expand our global sales and marketing activities and enter into relationships with additional international distribution partners. We are in the early stages of developing our distribution channels in markets outside the United States. We may not be able to attract and retain distribution partners that will be able to market our products effectively.

Changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and affect our reported financial results.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and will occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way in which we conduct our business.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could adversely affect investor views of us and the value of our common stock.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. In the past, we have experienced a material weakness in our internal controls, and we may discover material weaknesses in our internal controls in the future. Any failure to maintain or implement required controls could cause us to fail to meet our periodic reporting obligations, or result in material misstatements in our financial information. Any such delays or restatements could cause investors to lose confidence in our reported financial information and lead to a decline in the trading price of our stock.

Our business is subject to changing regulations regarding corporate governance and public disclosure that will increase both our costs and the risk of noncompliance.

As a public company, we incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules subsequently implemented by the SEC and The NASDAQ Stock Market have imposed a variety of requirements and restrictions on public companies, including requiring changes in corporate governance practices. In addition, the SEC and Congress are proposing additional significant corporate governance-related rules. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. Our failure to adequately comply could subject us to liability, costly regulatory or other investigations, claims or litigation.

Our lengthy sales cycle could cause our operating results to vary significantly.

Our sales cycle, which is the time between initial contact with a potential customer and the ultimate sale, is often lengthy and unpredictable. Our potential customers typically commit significant resources to an evaluation of available alternatives and require us to expend substantial time, effort and money educating them about the value of our offerings. As a result, we have limited ability to forecast the timing and size of specific sales. In addition, customers may delay their purchases from one quarter to another as they wait for new product enhancements. Customers may delay their purchases for even longer periods due to their inability to assess and forecast future business activity, impaired purchasing ability or other economic factors. Any delay in completing, or failure to complete, sales in a particular quarter or year could harm our business and could cause our operating results to vary significantly.

If we do not successfully develop or introduce new products or enhancements to existing products, or successfully integrate acquired products and services with our offerings, we may lose existing customers or fail to attract new customers and our financial performance and revenue growth may suffer.

Our financial performance and revenue growth depends upon the successful development, introduction and customer acceptance of new and enhanced versions of our software solutions and on our ability to integrate products and services that we acquire into our existing and future solutions. We have experienced delays in the planned release dates of enhancements to our solutions and we have discovered errors in new releases after their introduction. Either situation could result in adverse publicity, loss of sales, delay in market acceptance of our products and services, or customer claims, including, among other things, warranty claims against us, any of which could cause us to lose existing customers or affect our ability to attract new customers. If we do not deliver new product versions, upgrades or other enhancements to existing products and services on a timely and cost-effective basis, we may lose existing customers or may not be able to attract new customers. We are also continually seeking to develop new offerings. However, we remain subject to all of the risks inherent in product development, including unanticipated technical or other development problems, which could result in material delays in product introduction and acceptance or significantly increased costs. There can be no assurance that we will be able to develop new solutions successfully, or to introduce and gain market acceptance of new solutions in a timely manner.

If our products and services do not keep pace with technological change, our sales could decline and our business could be harmed.

We must continually modify and enhance our software solutions to keep pace with changes in hardware and software platforms, database technology, electronic commerce technical standards and other items. As a result, uncertainties related to the timing and nature of new product announcements or introductions, or modifications by vendors of operating systems, back-office applications and browsers and other Internet-related applications, could cause our sales to decline and harm our business.

We rely on third-party software and services that may be difficult to replace.

We license or purchase software and services provided by third parties to offer some of our services and software offerings. Such third-party software and services may not continue to be available on commercially reasonable terms, if at all. The loss or inability to maintain our rights to use any of these software or services could result in delays in the sale of our services or software offerings until equivalent technology is either developed by us, or, if available, is identified, licensed and integrated, which could harm our business.

If we fail to attract and retain qualified personnel, our business could be harmed.

Our success depends in large part on our ability to attract, motivate and retain highly qualified personnel. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting, motivating and retaining key personnel. Many of our competitors have greater financial and other resources than us for attracting experienced personnel. We also compete for personnel with other software vendors and consulting and professional services companies. Further, changes in applicable stock exchange listing standards relating to obtaining stockholder approval of equity compensation plans could make it more difficult or expensive for us to grant options to employees in the future. We rely on our direct sales force to sell our services and software in the marketplace. We anticipate increasing our direct sales force. There is significant competition for direct sales personnel with the advanced sales skills and technical knowledge we need. If we were not able to hire or retain competent sales personnel our business would suffer. In addition, by relying primarily on a direct sales model, we may miss sales opportunities that might be available through other sales channels, such as domestic and international resellers and strategic referral arrangements. Any inability to hire and retain salespeople or any other qualified personnel, or any loss of the services of key personnel, would harm our business.

Our ability to protect our intellectual property is limited and we have been or may be sued by third parties for alleged infringement of their proprietary rights.

Our success depends, in part, upon our proprietary technology, processes, trade secrets and other proprietary information and our ability to protect this information from unauthorized disclosure and use. We rely on a combination of patent, copyright, trade secret and trademark laws, confidentiality procedures, contractual provisions and other similar measures to protect our proprietary information. We have one issued patent and six patent applications pending in various countries. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary and third parties may attempt to develop similar technology independently. We provide our licensed customers with access to object code versions of our software and to other proprietary information underlying our software. Policing unauthorized use of our products is difficult, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other data transmitted. While we are unable to determine the extent to which piracy of our software products exists, software piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as do the laws of the United States and we expect that it will become more difficult to monitor use of our products as we increase our international presence. There can be no assurance that our means of protecting our proprietary rights will be adequate, or that our competitors will not independently develop similar technology. In addition, there can be no assurance that third parties will not claim infringement by us with respect to current or future products or other intellectual property rights. In 2010, we were named as a defendant in a purported patent infringement lawsuit related to patents generally related to seat selection and reservation systems. Any such claims could have a material adverse effect on our business, financial condition and operating results. Even if we defend ourselves successfully, the management distraction in dealing with such lawsuits may be sufficiently severe that our results are harmed. In addition, over the past several years, we have made numerous changes in our product names. Although we own registered trademarks in the United States and have filed trademark applications in the United States and in certain other countries, we cannot assure you that our strategy with respect to our trademark portfolio will be adequate to secure or protect all necessary intellectual property.

Risks Related to the Acquisition

We may not realize the anticipated benefits of our acquisition of TripIt.

In January 2011, we acquired TripIt, Inc. a provider of travel itinerary management services. We agreed to acquire TripIt in order to continue to grow our customer base, broaden our product offerings, cross-sell new service offerings to existing customers, and extend our relationships with strategic third parties. Whether we will be able to achieve the anticipated benefits of the acquisition is subject to many uncertainties, including those specified in this prospectus, and general competitive factors in our business. If we fail to achieve these anticipated benefits, we would be likely to face higher costs and lower-than-expected revenue, miss other market opportunities, and management’s attention would be distracted, all of which could harm our business and our financial results.

Integrating the operations of Concur and TripIt may present new challenges and involve unexpected costs or lost opportunities.

We expect that the process of integrating the TripIt business with Concur’s business may be difficult and may consume a considerable amount of our management’s attention. Some of the difficulties we face include:

•	unanticipated costs or liabilities associated with the acquisition;

•	integrating the acquired operations, personnel, technologies or products with ours, while continuing to carry on our existing business;

•	coordinating geographically separate organizations;

•	commitment of resources that are needed in other parts of our business;

•	integrating the information technology systems of each company;

•	potential litigation by third parties, such as claims related to intellectual property or other assets acquired or liabilities assumed;

•	non-cash amortization charges which could harm our future operating results;

•	retaining key personnel of TripIt, particularly during the period immediately following the consummation of the acquisition;

•	retaining business partners and key customers of TripIt; and

•	integrating internal controls.

Integrating our operations could interrupt or cause us to lose momentum in the activities of our business. Our senior management may be required to devote a considerable amount of time to the integration process, which will decrease the time they will have to manage our business, serve existing customers, attract new customers and develop new products or strategies. Any of these developments could raise our costs, cause our revenues to decline, or disrupt our business activities.

Risks Related to This Offering, Our Common Stock and Our Indebtedness

Our stock price has experienced high volatility, may continue to be volatile and may decline.

The trading price of our common stock has fluctuated widely in the past and may do so in the future, as a result of many factors. In particular, the stock market as a whole has experienced extreme price and volume fluctuations that affected the market price of many technology companies in ways that may have been unrelated to those companies’ operating performance. Factors that could cause our stock price to fluctuate include:

•	general and industry-specific business, economic and market conditions;

•	the announcement of a merger or acquisition;

•	fluctuations in our actual and anticipated operating results;

•	changes in our earnings estimates, or other information published by analysts;

•	failing to achieve revenue or earnings expectations;

•	volatility inherent in prices of technology company stocks;

•	adverse publicity; and

•	the volume of trading in our common stock, including sales upon exercise of outstanding options.

Securities class action litigation has often been brought against companies that experience periods of volatility in the market prices of their securities. Securities class action litigation could result in substantial costs and a diversion of our management’s attention and resources.

Our quarterly revenues and operating results may fluctuate, and if we fail to meet the expectations of investors or public market analysts, our stock price could decline substantially.

Our revenues and operating results may fluctuate significantly from quarter to quarter, and if they fall below the expectations of investors or public market analysts, the price of our common stock could substantially decline. Factors that might cause quarterly fluctuations in our operating results include:

•	developments in the integration of TripIt;

•	the integration of TripIt service offerings and related pricing models and policies into Concur’s business;

•	general economic and market conditions;

•	the evolving demand for our solutions;

•	spending decisions by our customers and prospective customers;

•	our ability to manage expenses;

•	the timing of new product releases;

•	changes in our pricing policies or those of our competitors;

•	the timing of large contracts or contract terminations;

•	changes in mix of our offerings;

•	the mix of sales channels through which our solutions are sold;

•	costs of developing new products and enhancements;

•	our ability to adequately provide software solutions on-demand;

•	foreign currency fluctuations; and

•	global political conditions.

Sales of shares in this offering, the issuance of shares by us in the future or sales of shares by our stockholders, may cause the market price of our common stock to drop significantly, even if our business is doing well.

This offering may cause the market price of our common stock to decline, perhaps significantly, even if our business is doing well, and the volatility of our trading price may increase around the time of this offering. The market price of our common stock could also decline as a result of the sale of shares in this offering or the perception that sales of our shares are likely to occur in the future. This might also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Also, we may issue securities in connection with future financings and acquisitions, and those shares could dilute the holdings of other stockholders, including the investors in this offering.

Provisions in our charter documents and Delaware law could discourage, delay or prevent a change in control of Concur.

Provisions of our certificate of incorporation and bylaws, and of Delaware General Corporation Law, may discourage, delay or prevent a change of control of Concur. For example:

•	our Board of Directors may, without stockholder approval, issue shares of preferred stock with special voting or economic rights;

•	our stockholders do not have cumulative voting rights and, therefore, each of our directors can only be elected by a majority of our votes cast at a stockholder meeting;

•	a special meeting of stockholders may only be called by a majority of our Board of Directors, the Chairman of our Board of Directors, or our Chief Executive Officer;

•	our stockholders may not take action by written consent;

•	our Board of Directors is divided into three classes, only one of which is elected each year;

•	we require advance notice for nominations for election to the Board of Directors or for proposing matters that can be acted upon by stockholders at stockholder meetings; and

•

we are subject to Section 203 of the Delaware General Corporation Law, which, under certain circumstances, may make it more difficult for a person who would be an “Interested Stockholder,” as defined in Section 203, to effect various business combinations with us for a three-year period. Our amended and restated certificate of incorporation and amended and restated bylaws do not exclude us from the restrictions imposed under Section 203.

In addition, the fundamental changes provisions of our outstanding senior convertible notes due in 2015 may delay or prevent a change in control of Concur, because those provisions allow note holders to require us to repurchase the notes upon the occurrence of a fundamental change.

We have increased our indebtedness.

In April 2010, we completed an offering of $287.5 million aggregate principal amount of our senior convertible notes due in 2015, as a result of which we incurred approximately $287.5 million principal amount of new indebtedness that we may be required to repurchase at maturity in 2015 or upon the occurrence of fundamental changes. There can be no assurance that we will be able to repay this indebtedness when due, or that we will be able to refinance this indebtedness on acceptable terms or at all. In addition, this indebtedness could, among other things:

•	make it difficult for us to pay other obligations;

•	make it difficult to obtain favorable terms for any necessary future financing for working capital, capital expenditures, debt service requirements or other purposes;

•	require us to dedicate a substantial portion of our cash flow from operations to service the indebtedness, reducing the amount of cash flow available for other purposes; and

•	limit our flexibility in planning for and reacting to changes in our business.

Conversion of our senior convertible notes will dilute the ownership interest of existing stockholders.

The conversion of some or all of our outstanding senior convertible notes due in 2015 will dilute the ownership interest of existing stockholders to the extent we deliver newly-issued shares of common stock upon conversion. Holders of such notes may convert them on or after January 15, 2015, until the close of business on the second scheduled trading day immediately preceding the maturity date of such notes. We expect to satisfy our conversion obligation by delivering cash and potentially shares of common stock. Prior to January 15, 2015, conversion of such notes is subject to satisfaction of certain conditions. Any sales in the public market of shares of common stock issued upon conversion of such notes could adversely affect trading prices of our common stock. In addition, the existence of such notes may encourage short selling by market participants because the conversion of such notes could be used to satisfy short positions, or anticipated conversion of such notes into shares of our common stock could depress the price of our common stock.

The note hedges and warrants may adversely affect the value of our common stock.

In connection with our offering of senior convertible notes due in 2015, we entered into note hedges covering approximately 5 million shares of our common stock. We also sold warrants to acquire up to approximately 5.5 million shares of our common stock at an initial strike price of $73.29. The note hedges are intended to reduce the potential economic dilution to our common stock upon conversion of the senior convertible notes. However, the warrants could have a dilutive effect, if the market price per share of our common stock exceeds the strike price of the warrants. The counterparties to our note hedges and warrants are likely to enter into or unwind various derivatives with respect to our common stock, or purchase or sell shares of our common stock or other securities linked to or referencing our common stock in secondary market transactions prior to the maturity of the senior convertible notes. These activities could adversely affect the value of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference in this prospectus, include or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements include all statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference in this prospectus, including statements regarding our future financial position, business strategy and the plans and objectives of management for future operations. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely upon our current expectations, estimates and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These statements reflect our beliefs and certain assumptions based upon information made available to us at the time of this prospectus or the time of the documents incorporated by reference.

Such forward-looking statements are only predictions, which may differ materially from actual results or future events. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Among the factors that could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements are risks and uncertainties described under “Risk Factors” above, and as set forth in our periodic reports filed with the SEC that are incorporated by reference into this prospectus. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth in the documents incorporated by reference may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in the documents incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information” on page 20.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sales of the shares of common stock covered by this prospectus. We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock covered by this prospectus.

SELLING STOCKHOLDERS

The following table sets forth information regarding the selling stockholders named below and the shares that may be offered and sold from time to time by them pursuant to this prospectus. The information set forth below is based on written representations provided to us by the selling stockholders. The selling stockholders named below are referred to in this prospectus as the “selling stockholders.”

All of the shares that may be offered and sold pursuant to this prospectus were issued to the selling stockholders in connection with our acquisition of all the outstanding capital stock, stock options and warrants of TripIt pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(2) thereof and/or Regulation D under the Securities Act. In connection with the TripIt acquisition, we agreed to register the shares of common stock offered under this prospectus under the Securities Act. See “Registration Rights” on page 2. The share amounts in the table below include the common stock subject to any continuing vesting requirements and the common stock issued but held in an escrow fund to satisfy potential indemnification claims and to be released 18 months after the closing of our acquisition of TripIt or such later time as all claims against the escrow fund have been settled.

The selling stockholders from time to time may offer all or some or none of their shares under this prospectus. Since the selling stockholders are not obligated to sell, transfer or otherwise dispose of their shares, and because the selling stockholders may acquire shares of our publicly-traded common stock, we cannot estimate how many shares each selling stockholder will own after this offering. The table below assumes that the selling stockholders will sell the shares of common stock covered by this prospectus.

Unless otherwise indicated in the footnotes below, based on representations made to us by the selling stockholders, none of the selling stockholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates. To our knowledge, none of the selling stockholders are broker-dealers or affiliates of broker-dealers, nor at the time of the acquisition, did any selling stockholder have direct or indirect agreements or understandings with any person to distribute their shares.

None of the selling stockholders beneficially own 1% or more of our outstanding common stock, based on 52,855,116 shares of our common stock outstanding as of January 24, 2011.

Name of Beneficial Owner	Number of Shares Beneficially Owned Before the Offering	Maximum Number of Shares to be Offered by Each Stockholder	Number of Shares Beneficially Owned After the Offering
Azure Capital Partners II, L.P.	219,377	219,377	0
Azure Entrepreneurs II, L.P.	28,134	28,134	0
European Founders Fund GmbH & Co. Beteiligungs KG NR. 3	19,572	19,572	0
Gregg Brockway (1)	7,681	7,681	0
Gregg Brockway & Anna Brockway Revocable Trust, dtd August 17, 2004	91,127	91,127	0
Gregg Brockway & Anna Brockway Trustees U/A dated 2/13/2007, FBO Elizabeth Compaglia	353	353	0
Gregg Brockway & Anna Brockway Trustees U/A dated 2/13/2007, FBO Fitzpatrick Brockway	16,546	16,546	0
Gregg Brockway & Anna Brockway Trustees U/A dated 2/13/2007, FBO Lucas Newman	353	353	0
Gregg Brockway & Anna Brockway Trustees U/A dated 2/13/2007, FBO Oliver Brockway	16,546	16,546	0
Gregg Brockway & Anna Brockway Trustees U/A dated 2/13/2007, FBO Phoebe Brockway	16,546	16,546	0
Gregg Brockway & Anna Brockway Trustees U/A dated 2/13/2007, FBO Samuel Newman	353	353	0
OATV, LP	180,046	180,046	0
Scott Hintz (1)	140,532	140,532	0
All other selling stockholders who beneficially own, in the aggregate, less than 1% of our common stock (2)	76,462	76,462	0
Total shares of common stock	813,628	813,628	0

(1)	The selling stockholder is also an employee of Concur.

(2)	Certain of these selling stockholders are also employees of Concur.

PLAN OF DISTRIBUTION

The shares of common stock listed in the table appearing under “Selling Stockholders” are being registered to permit public secondary trading of these shares by the holders of such shares from time to time after the date of this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders. To our knowledge, the selling stockholders have not entered into any arrangements or understandings with any underwriter, broker-dealer or agent with respect to the sale of the shares covered by this prospectus.

The selling stockholders may sell such shares from time to time directly to purchasers (including pledgees) or through underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	through The Nasdaq Global Select Market or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the exercise of purchased or written options;

•	through a combination of any such methods; or

•	through any other method permitted under applicable law and our insider trading policy.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Broker-dealer transactions may include:

•	a block trade in which a broker-dealer may resell all or part of the block, as principal or agent, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

•	pledges of shares to a broker-dealer, who may, in the event of default, purchase or sell the pledged shares; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers on behalf of the selling stockholders.

In addition, selling stockholders who are neither an employee of ours nor otherwise subject to our insider trading policy may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made pursuant to this prospectus. For example, the selling stockholders may:

•	enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with selling stockholders;

•	sell shares short themselves and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

•

write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which they settle through delivery of the shares;

•

enter into option transactions or other types of transactions that require the selling stockholder to deliver shares to a broker, dealer or other financial institution, who may then resell or transfer the shares under this prospectus; or

•	lend the shares to a broker, dealer or other financial institution, which may sell the lent shares.

These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered hereby, and such broker, dealer or other financial institution may resell such shares pursuant to this prospectus.

Brokers, dealers, agents or underwriters participating in transactions as agent may receive compensation in the form of discounts, concessions or commissions from the selling stockholders (and, if they act as agent for the purchaser of the shares, from such purchaser). The discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor the selling stockholders can presently estimate the amount of such compensation. Any selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

Concur and the selling stockholders have agreed to indemnify each other against specific liabilities, including liabilities arising under the Securities Act, in connection with the registration for resale of the common stock offered under this prospectus. In addition, the selling stockholders may indemnify underwriters, brokers, dealers or agents that participate in transactions involving sales of the shares against specific liabilities, including liabilities arising under the Securities Act.

We will pay substantially all of the expenses incident to this offering of the shares by the selling stockholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents.

In order to comply with certain states’ securities laws, if applicable, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

We do not assure you that the selling stockholders will sell any or all of the shares offered by them pursuant to this prospectus. In addition, we do not assure you that the selling stockholders will not transfer, devise or gift the shares by other means not described in this prospectus. Moreover, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact or omit to state a material fact required to be stated in this prospectus or necessary to make the statements in this prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each selling stockholder.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California.

EXPERTS

Grant Thornton LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2010 and the effectiveness of our internal control over financial reporting as of September 30, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our audited financial statements and schedule are incorporated by reference in reliance on Grant Thornton LLP’s reports, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus the information contained in the following documents:

•	our annual report on Form 10-K for the fiscal year ended September 30, 2010;

•	our quarterly report on Form 10-Q for the quarter ended December 31, 2010;

•	our current reports on Form 8-K filed January 19, 2011 and January 28, 2011;

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on December 7, 1998 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, as of the date of filing of such documents.

You may obtain copies of the documents we incorporate by reference in the registration statement of which this prospectus is a part, from us, free of cost, by making a written or oral request at Concur Technologies, Inc., Attention: Investor Relations, 18400 NE Union Hill Road, Redmond, WA 98052 or (425) 702-8808.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purpose of this prospectus to the extent that a statement contained in this prospectus (or in any document incorporated by reference therein) or in any other subsequently filed document that is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, we file those materials electronically with the SEC through the SEC’s EDGAR system. The SEC maintains a website at http://www.sec.gov that contains the reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You also can access electronic versions of our reports, proxy statements and other information at our website located at www.concur.com. We make available free of charge on our website those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. Information contained on our web site is not part of this prospectus or our other filings with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and the common stock. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC’s Public Reference Room and on the SEC’s website at the addresses set forth above.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the common stock being registered hereby. All expenses of the offering will be paid by the Registrant. All amounts are estimated except the SEC registration fee.

SEC registration fee	$4,788
Printing fees	10,000
Accounting fees and expenses	25,000
Legal fees and expenses	25,000
Transfer agent fees	5,000
Miscellaneous fees and expenses	7,000

Total	$76,788

ITEM 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

As permitted by the Delaware General Corporation Law, our second and amended certificate of incorporation includes a provision that eliminates the personal liability of a director for monetary damages resulting from breach of his fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, our amended and restated bylaws provide that:

•	we are required to indemnify our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we are permitted to indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law;

•

if a director or executive officer agrees to repay us, we must advance his or her expenses with respect to a legal proceeding for which indemnification is determined to be unavailable, subject to limited exceptions;

•	the rights conferred in the bylaws are not exclusive; and

•	we may not retroactively amend the bylaw provisions relating to indemnity.

Our policy is to enter into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that we will indemnify and hold harmless our directors and executive officers to the fullest possible extent permitted by law including against all expenses (including attorneys’ fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding (subject to limited exceptions) on account of their services as our directors, officers, employees or agents or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at our request.

The indemnification provision in our amended and restated bylaws, and the indemnity agreements may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

As authorized by our amended and restated bylaws, we have obtained directors and officers liability insurance.

We entered into underwriting agreements with investment banks and certain of our stockholders in connection with our initial public offering and secondary public offerings pursuant to which the underwriters agreed to indemnify us, our directors and executive officers against certain liabilities, including liabilities arising under the Securities Act. We have also entered into merger agreements under which the parties to those agreements have agreed to indemnify us and our directors, officers, employees and controlling persons against specified liabilities, including liabilities arising under the Securities Act.

See also the undertakings set out in response to Item 17.

Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

Document

1.	Second Amended and Restated Certificate of Incorporation, as filed with Delaware Secretary of State on August 7, 2009 (see Exhibit 4.1).

2.	Amended and Restated Bylaws, as adopted on December 6, 2007(see Exhibit 4.2).

3.	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.06 to our registration statement on Form S-1 (File No. 333-62299) filed with the Commission on August 26, 1998, as subsequently amended).

At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any executive officer or director.

ITEM 16.	Exhibits.

The following exhibits are filed with or incorporated by reference into this registration statement:

	Exhibit Description	Incorporated by Reference				Filed Herewith
Exhibit Number		Form	File No.	Exhibit	Filing Date
2.1	Agreement and Plan of Reorganization by and among Concur Technologies, Inc., Tolo One Acquisition Corp., Tolo Two Acquisition Corp., TripIt, Inc. and Mike Kwatinetz, as Stockholders’ Agent dated as of January 12, 2011	8-K	000-25137	2.1	1/28/11

4.1	Second Amended and Restated Certificate of Incorporation	8-K	000-25137	3.1	3/29/10

4.2	Amended and Restated Bylaws	8-K	000-25137	3.1	12/10/07

4.3	Specimen Common Stock certificate	S-1	333-62299	4.01	8/26/98

5.1	Opinion of Fenwick & West LLP regarding the legality of the securities being registered					X

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X

23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm					X

24.1	Power of Attorney					X

ITEM 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 11th day of February, 2011.

CONCUR TECHNOLOGIES, INC.

By:	/S/ S. STEVEN SINGH
S. Steven Singh Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ S. STEVEN SINGH S. Steven Singh	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 11, 2011

/S/ FRANCIS J. PELZER V Francis J. Pelzer V	Chief Financial Officer (Principal Financial and Accounting Officer)	February 11, 2011

* Rajeev Singh	Director

* Jeffrey T. McCabe	Director

* Ed P. Gilligan	Director

* Gordon Eubanks	Director

* Jeffrey T. Seely	Director

* Randall H. Talbot	Director

*	The undersigned does hereby sign this Registration Statement on behalf of the above-indicated director of Concur Technologies, Inc. pursuant to a power of attorney executed by such director.

By:	/S/ S. STEVEN SINGH
S. Steven Singh
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
2.1	Agreement and Plan of Reorganization by and among Concur Technologies, Inc., Tolo One Acquisition Corp., Tolo Two Acquisition Corp., TripIt, Inc. and Mike Kwatinetz, as Stockholders’ Agent dated as of January 12, 2011	8-K	000-25137	2.1	1/28/11

4.1	Second Amended and Restated Certificate of Incorporation	8-K	000-25137	3.1	3/29/10

4.2	Amended and Restated Bylaws	8-K	000-25137	3.1	12/10/07

4.3	Specimen Common Stock certificate	S-1	333-62299	4.01	8/26/98

5.1	Opinion of Fenwick & West LLP regarding the legality of the securities being registered					X

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X

23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm					X

24.1	Power of Attorney					X